Universal Institutional Funds, Inc. - Global Real Estate
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Swire Properties Ltd.
Purchase/Trade Date: 8/14/2012
Offering Price of Shares: HKD21.460
Total Amount of Offering:  234,000,000 shares
Amount Purchased by Fund: 32,800 shares
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.26
Brokers:  BOCI Asia Limited, Goldman Sachs (Asia)
L.L.C., The Hongkong and Shanghai Banking Corporation
Limited, Morgan Stanley Asia Limited
Purchased from:  Boci Securities Ltd.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Japan Retail Fund Investment
Corporation
Purchase/Trade Date: 9/24/2012
Offering Price of Shares: JPY128,310
Total Amount of Offering: 190,000 shares
Amount Purchased by Fund:  19 shares
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.09
Brokers: SMBC Nikko, UBS Investment Bank, Morgan
Stanley
Purchased from: UBS Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Swire Properties Ltd.
Purchase/Trade Date: 10/4/2012
Offering Price of Shares: HKD22.510
Total Amount of Offering:  216,938,788 shares
Amount Purchased by Fund: 11,000 shares
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.09
Brokers: BOCI Asia Limited, The Hongkong and Shanghai
Banking Corporation Limited, JP Morgan Securities (Asia
Pacific) Limited and Morgan Stanley & Co. International plc
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased Mexichem SAB DE CV
Purchase/Trade Date: 10/10/2012
Offering Price of Shares: MXN60.000
Total Amount of Offering:  226,086,957 shares
Amount Purchased by Fund: 141,900 shares
Percentage of Offering Purchased by Fund: 0.063
Percentage of Fund's Total Assets: 0.15
Brokers: Citigroup, HSBC, JP Morgan, Morgan Stanley,
Credit Suisse, Rabobank International, Santander
Purchased from:  JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Japan Real Estate Investment
Corporation
Purchase/Trade Date: 10/23/2012
Offering Price of Shares: JPY746,850
Total Amount of Offering: 4,100 shares
Amount Purchased by Fund: 5 shares
Percentage of Offering Purchased by Fund: 0.122
Percentage of Fund's Total Assets: 0.13
Brokers: SMBC Nikko Securities Inc., Mizuho Securities
Co., Ltd.; Mitsubishi UFJ Morgan Stanley Securities Co.,
Ltd.; Nomura Securities Co., Ltd., Daiwa Securities Co.
Ltd.
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Daiwa House REIT Investment
Corporation
Purchase/Trade Date: 11/19/2012
Offering Price of Shares: JPY500,000
Total Amount of Offering: 102,800 shares
Amount Purchased by Fund: 8 shares
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.13
Brokers: Morgan Stanley, Nomura, UBS Investment Bank
Purchased from:  UBS Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Global Logistic Properties (GLP J-
REIT)
Purchase/Trade Date: 12/12/2012
Offering Price of Shares: JPY60,500
Total Amount of Offering: 1,747,100 shares
Amount Purchased by Fund: 126 shares
Percentage of Offering Purchased by Fund:  0.007
Percentage of Fund's Total Assets: 0.24
Brokers: Citigroup, Goldman Sachs International, Nomura,
Goldman Sachs, JP Morgan, UBS Investment Bank, DBS
Bank Ltd., SMBC Nikko
Purchased from:  Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.